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                                   SCHEDULE A

                         DELAWARE GROUP EQUITY FUNDS II

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                         EFFECTIVE AS OF AUGUST 24, 2001




Delaware Decatur Equity Income Fund
Delaware Diversified Value Fund
Delaware Growth and Income Fund
Delaware Social Awareness Fund
















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AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                                DELAWARE GROUP EQUITY FUNDS II
                                                              for its series set forth in this Schedule A



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By:      Douglas L. Anderson                                  By:      David K. Downes
         -----------------------------------                           --------------------------
Name:    Douglas L. Anderson                                  Name:    David K. Downes
Title:   Senior Vice President/Operations                     Title:   President/Chief Executive Officer/
                                                                       Chief Financial Officer

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